Exhibit 99.1

Boxlight to Hold Second Quarter 2020 Earnings Results Call

LAWRENCEVILLE, Ga.—(BUSINESS WIRE)—Boxlight Corporation (Nasdaq: BOXL), a leading provider of interactive technology solutions for the global education market, has scheduled its Second Quarter 2020 earnings results conference call on Friday, August 14, 2020 at 9:30 a.m. Eastern Time. The conference details are as follows:

Date:	Friday, August 14, 2020
Time:	9:30 a.m. Eastern Time / 6:30 a.m. Pacific Time
Dial-in:	1-844-602-0380 (Domestic) 1-862-298-0970 (International)
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/36623

For those unable to participate during the live broadcast, a replay of the call will also be available until 11:59 p.m. Eastern Time on Friday, August 28, 2020 by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode: 36623.

Senior management will be available for questions from the investment community following prepared remarks.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of technology solutions for the global learning market. The company aims to improve learning and engagement in classrooms and to help educators enhance student outcomes by developing the products they need. The Company develops, sells, and services its integrated, interactive solution suite including software, classroom technologies, professional development and support services. For more information about the Boxlight story, visit http://www.boxlight.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements because of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives and competition in the industry. Boxlight encourages you to review other factors that may affect its future results in its filings with the SEC.

Media Relations

Sunshine Nance

+1 360-464-2119 x254

sunshine.nance@boxlight.com

Investor Relations

Michael Pope

+1 360-464-4478

michael.pope@boxlight.com